Maiden Holdings, Ltd. First Quarter 2024 Investor Presentation May 2024

Investor Disclosures 2 Forward Looking Statements This presentation contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on Maiden Holdings, Ltd.’s (the “Company”) future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A, Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 12, 2024. The Company undertakes no obligation to publicly update any forward- looking statements, except as may be required by law. Any discrepancies between the amounts included in this presentation and amounts included in the Company’s Form 10-Q for the three months ended March 31, 2024, filed with the SEC are due to rounding. Non-GAAP Financial Measures In addition to the Summary Consolidated Balance Sheets and Consolidated Statements of Income, management uses certain key financial measures, some of which are non-GAAP measures, to evaluate the Company's financial performance and the overall growth in value generated for the Company’s common shareholders. Management believes that these measures, which may be defined differently by other companies, explain the Company’s results to investors in a manner that allows for a more complete understanding of the underlying trends in the Company’s business. The non-GAAP measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. See the Appendix of this presentation for a reconciliation of the Company’s non-GAAP measures to the nearest GAAP measure.

Maiden Holdings Q1 2024 Financial Overview

- **Positive Q1 2024 results increased adjusted book value to $3.24 per share as of March 31, 2024, and continues to be stable - represents true economic value of Maiden**
  - Strengthening investment results, foreign exchange gains and lower operating expenses offset higher adverse prior period loss development in Q1 2024
  - Reported book value per common share remained stable at $2.48 per share as of March 31, 2024, reflects GAAP P&L volatility from loss development mostly subject to LPT/ADC
    - See Q1 results recap starting on slide 10


Maiden Book Values Continue to Be Stable
$4.00
$2.00
$-
Q121
Q221
Q321
Q421
Q122
Q222
Q322
Q422
Q123
Q223
Q323
Q423
Q124
GAAP Book Value
Adjusted Book Value

- **Investment results increased to $17.1m in Q1 2024 compared to $10.5m in Q1 2023**
  - Strengthening returns on alternative investments, particularly private equity along with higher yields on collateral assets bolstered Q1 results
  - Alternative asset returns of 3.4% in Q1 2024 in excess of cost of debt capital on annualized basis
- **$5m or 76.2% of total PPD in Q1 2024 expected to return as future GAAP income from LPT/ADC**
  - 76.2% of the total PPD in Q1 2024 expected to return as future GAAP income from LPT/ADC
  - Deferred gain of $75.9m at 3/31/2024 expected to be recognized as GAAP income over time as LPT/ADC recoveries are received subject to reinsurance contract and relevant GAAP accounting rules
  - Current estimate is receipt of LPT/ADC recoveries expected to commence late in 2024
- **Deferred tax asset of $1.17 per share not yet recognized in book value**
  - $334.0m in NOL carryforwards at 3/31/2024 – $151.2m or 45.3% have no expiry date
  - Focus on current income producing assets targets to offset continuing reserve development

3

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

MAIDEN HOLDINGS, LTD.

Maiden Holdings Business Strategy 4 • We create shareholder value by actively managing and allocating our assets and capital o We leverage our deep knowledge of the insurance and related financial services industries into ownership and management of businesses and assets with the opportunity for increased returns o Our strategy allows us to more flexibly allocate capital to activities we believe will produce the greatest returns for our common shareholders • Our strategy currently has two principal areas of focus o Asset management – investing in assets and asset classes in a prudent but expansive manner in order to maximize investment returns  We limit the insurance risk we assume relative to the assets we hold and maintain required regulatory capital at very strong levels to manage our aggregate risk profile o Capital management - effectively managing capital and when appropriate, repurchasing securities or returning capital to enhance common shareholder returns • Strategic focus continues to evolve – legacy underwriting now in run-off o Developing more predictable areas of revenue and profit a priority – actively exploring fee-based and distribution insurance opportunities, possibly supplemented by deploying limited reinsurance capacity o Completed IIS Renewal Rights transaction with AmTrust as part of broader plan to ultimately divest of International primary business – expect additional transactions currently being evaluated  Anticipate annual operating expenses will ultimately be reduced by up to $6m over next 12 to 24 months o Capital commitment to GLS has been completed and no additional capital commitments to new legacy deals will occur – will run-off existing deals • We believe these areas of strategic focus will enhance our profitability o We believe our strategy increases the likelihood of fully utilizing the significant tax NOL carryforwards which would create additional common shareholder value o Expected returns from each strategic pillar are evaluated relative to our cost of debt capital

Q1 2024 Asset Management Update 5 *Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein TTM = Trailing Twelve Months NM – Not Meaningful Gross Investment Return (TTM) 31-Mar-24 31-Dec-23 YTD Change Fixed Income AFS and cash 4.5% 289,621$ 293,279$ (3,658)$ Loan to related party 7.2% 167,975$ 167,975$ -$ Funds withheld receivable 3.6% 77,089$ 143,985$ (66,896)$ Total Fixed Income 4.9% 534,685$ 605,239$ (70,554)$ Alternative Investments Private Equity 20.9% 92,106$ 82,230$ 9,876$ Private Credit 14.2% 55,233$ 53,673$ 1,560$ Hedge Funds NM -$ -$ -$ Alternatives 8.2% 98,674$ 95,258$ 3,416$ Venture Capital 6.6% 22,543$ 21,220$ 1,323$ Real Estate 0.6% 58,419$ 56,658$ 1,760$ Total Alternative Investments 11.0% 326,975$ 309,039$ 17,935$ Total Investable Assets 6.7% 861,660$ 914,278$ (52,618)$ Investable Assets

Q1 2024 Asset Management Update

Performance of Investable Assets	Fixed Income		Alternative Investments	
For the Three Months Ended March 31	2024	2023	2024	2023
Gross Returns	1.3%	1.1%	3.4%	0.7%
Net Returns	1.3%	1.1%	3.4%	0.7%

1. Fixed income includes AFS securities, cash, restricted cash, funds withheld, and loan to related party.

2. Alternative investments include other investments, equity securities, and equity method investments.

3. Change in accumulated other comprehensive income ("AOCI") excludes unrealized FX gains and losses.

4. Average invested assets is the average of the amounts disclosed in our quarterly U.S. GAAP consolidated FS

Fixed Income

- **Fixed Income returns primarily driven by higher income from AmTrust loan and AFS securities**
  - Short portfolio duration of 1.1 years well positioned for current credit market volatility
  - Higher yields on cash equivalents and floating rate CLOs are offsetting the impact of shrinking fixed income portfolio
- **Fixed income portfolio continues to decrease in size as AmTrust liabilities continue to run off**
  - Payments now being made from Funds Withheld – balance expected to be exhausted in Q3 2024
- **Floating rate securities compose $231.2m or 43.2% of fixed income investments which is reducing interest rate risk**
  - $63.2m or 11.8% are CLOs which may be credit sensitive
    - **Average CLO rating is AA+ with 93.4% rated AAA**
    - **EUR CLOs of $62.2m yield is 5.3%**
    - **USD CLOs of $1.0m yield is 10.0%**
  - $168.0m or 31.4% is floating rate loan to related party and is priced at Fed Funds rate + 200 basis points
    - **Current yield of related party loan remains at 7.3%**

Alternative Investments

- **Q1 2024 trailing twelve month return for the alternative asset portfolio is 11.0%**
  - Still on track to exceed long-term benchmark returns (cost of debt capital) – see slide 7 for return trends and slide 8 for performance by asset class
  - Numerous alternative and real estate investments comprising 38.3% of the alternative asset portfolio not marked to fair value yet - too early in life cycle of investments – expected to produce future returns and gains
- **Alternative investments increased by 5.8% to $327.0m at 3/31/2024 compared to $309.0m at 12/31/2023**
  - Contributions to Private Equity & Alternative Investment asset classes represented 65.1% of all contributions in Q1 2024, with private equity at 31.3% and alternative investments at 33.8%
- **Q1 2024 total gross returns on alternative investments for 2024 of $10.8m vs. $1.8m for 2023**
  - Returns benefited from realized & unrealized gains from increases in net asset values in certain private equity investments, which increased $6.0m in year over year
  - Returns further benefited from unrealized gains from increases in net asset values on certain private credit & alternative investments, which increased $1.9m and $1.4m respectively year over year

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

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MAIDEN HOLDINGS, LTD.

Invested Asset Returns Continue to Strengthen 7 *Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein Total Investment Returns (TTM) • Q1 2024 trailing-twelve-month (TTM) total investment return on the entire portfolio was 6.7%, representing a significant increase over the TTM investment return of 1.1% in Q1 2023 o The increase in Q1 2024 total investment returns was primarily driven by increased returns on certain Private Equity & Private Credit investments o Higher yields on the fixed income portfolio also contributed to the improved results • Q1 2024 TTM total investment returns on the alternative & fixed income portfolios were 11.0% (vs. - 0.2% in Q1 2023) and 4.9% (vs. 1.4% in Q1 2023), respectively

Alternative Investment Returns Continue to Build 8 *Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein Alternative Investment Highlights • During Q1 2024, total gross return on the alternative investment portfolio was $10.8m, primarily driven by unrealized gains on certain private equity investments • 38.3% of our total alternative investments as of 3/31/2023, primarily in the Alternatives and Real Estate asset classes, do not reflect any returns to date based on the development stage of these investments, which we expect to increase in future as investments develop • Excluding investments still carried at cost, alternative investments have produced an IRR of 10.4% with an MOIC of 1.21x as of 3/31/2024 • Inception to date, alternative direct investments on real assets have produced an internal rate of return of 38.5% and a multiple on invested capital of 1.40x • See Form 10-Q for further important details on alternative investment portfolio and related returns Note - IRR refers to the Internal Rate of Return & MOIC refers to the Multiple on Invested Capital

Q1 2024 Capital Management Update • Maiden continued active but disciplined long-term capital management in Q1 2024 o Our subsidiary Maiden Reinsurance Ltd. ("MRL") repurchased 352,111 common shares in open market at an average price of $1.91 per share in Q1 2024  ITD repurchases as of March 31, 2024 totaled 1,791,686 common shares at $1.84 per share o Pursuant to 10b-5 plan implemented prior to March 31, an additional 238,884 common shares repurchased in Q2 through May 8 at an average price of $2.16 per share • Maiden expects to maintain active but prudent and long-term approach to balance sheet management as part of its overall strategy o Significant Board authorization remains for both common shares and senior notes to cover both open market purchases and privately negotiated trades o $70.4 million and $99.9 million in authorization available for common share and senior note repurchases, respectively, as of May 8, 2024 • MRL owns 30.1% of Maiden common shares as of March 31, 2024, but is limited to 9.5% voting power per Maiden bye-laws o Common shares owned by MRL eliminated for accounting and financial reporting purposes on the Company’s consolidated financial statements and presented as treasury shares o Per share computations reflect elimination of MHLD common shares owned by MRL of 43,231,034 as of March 31, 2024 9 * Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein

Maiden Holdings – Q1 2024 Results Recap

($ millions, except per share amounts)	Q1 2024	Q1 2023	Comments
Net Income and Per Share Data			
GAAP Net Income (Loss) Available (Attributable) to Common Shares	**$1.5**	$(11.3)	• Summary GAAP and Non-GAAP Financial Measures in Appendix
Per common share	**$0.01**	$(0.11)	
Key Income Statement Details			
Underwriting Loss	**$(7.5)**	$(8.3)	• •Lower underwriting loss in Q1 2024 the result of improved Diversified underwriting results caused by improved PPD which offset a higher AmTrust segment underwriting loss the result of higher PPD • See slide 11 for detail on underwriting results and prior period loss development
Investment Results	**$17.1**	$10.5	• Net investment income 19.8% lower at $7.7m in Q1 2024 vs. $9.6m in Q1 2023 due to lower income from Funds Withheld as asset balances continue to decrease • Realized and unrealized gains of $8.8m in Q1 2024 vs. $1.0m in Q1 2023 mainly attributable to gains on equity securities & other investments in the private equity asset class • Income from equity method investments of $0.6m vs. loss of $0.1m in Q1 2023 mainly attributable to investments in the alternative & private equity asset classes
Operating Expenses	**$8.1**	$10.1	• Operating expenses decreased by $2.0m or 20.3% vs. Q1 2023 due to lower incentive compensation paid in Q1 2024
Foreign Exchange/Other Gains (Losses)	**$2.1**	$(2.8)	• Primarily due to non-USD reserve revaluation - strengthening of U.S. dollar relative to Euro and British pound in Q1 2024 caused FX gain vs U.S. dollar weakening in Q1 2023 which resulted to FX loss

** Please see the definition of non-GAAP financial measures in the Appendix of this presentation for additional important information regarding certain terms used herein*

10

MAIDEN HOLDINGS, LTD.

Q1 2024 UW Results and Loss Development

For The Three Months Ended	Q1 2024	Q1 2023	Variance
Diversified Reinsurance	$ (272)	$ (1,989)	$ 1,717
AmTrust Reinsurance	$ (7,252)	$ (6,264)	$ (988)
Underwriting loss	**$ (7,524)**	**$ (8,253)**	**$ 729**

LOSS DEVELOPMENT

(in thousands ('000))

QTD	Mar-24	Mar-23	Variance
Diversified			
GLS	$ (522)	$ (0)	$ (522)
IIS	352	22	330
Motors	(485)	123	(608)
Run-Off	(0)	612	(612)
Unfavorable (favorable)	**(655)**	**757**	**(1,412)**
AmTrust			
Master QS	5,000	3,448	1,552
Hospital Liability	2,535	(26)	2,561
Other Run-off	(317)	(523)	206
Unfavorable (favorable)	**7,218**	**2,899**	**4,319**
Total Unfavorable (favorable)	**$ 6,563**	**$ 3,656**	**$ 2,907**

- **Underwriting loss of $7.5m in Q1 2024 vs.$8.3m in Q1 2023**
  - Higher adverse prior year loss development of $6.6m in Q1 2024 compared to $3.7m of adverse prior year loss development in Q1 2023
  - AmTrust had higher adverse loss development of $7.2m in Q1 2024 compared to $2.9m in Q1 2023
    - Net adverse prior year loss development in Q1 2024 primarily emerged from the following Lines of business: Program business adverse development of $9.0m, Hospital Liability adverse development of $2.5m while workers' compensation favorable development of $4.0m continued and partly offset the adverse development.
    - $5.0m or 69.3% of adverse loss development experienced in the AmTrust segment in Q1 2024 is covered by the Enstar LPT/ADC and is expected to be recognized as future GAAP income over time as LPT/ADC recoveries are received subject to relevant GAAP accounting rules
    - Recoveries from Enstar LPT/ADC presently anticipated to commence in late 2024
  - Diversified had favorable adverse loss development of $0.7m in Q1 2024 compared to adverse development of $0.8m in Q1 2023
    - Positive prior year development mostly due to GLS and Motors reduction in credit loss reserve partly offset by IIS negative development

11

MAIDEN HOLDINGS, LTD.

Maiden Holdings, Ltd. First Quarter 2024 Investor Presentation - Appendix Financial Data for Period Ended March 31, 2024

Summary Consolidated Balance Sheet 13

Summary Consolidated Statements of Income 14

Segment Information 15 In thousands ('000's)

Segment Information 16 In thousands ('000's)

Non-GAAP Financial Measures 17

Non-GAAP Financial Measures 18

Non-GAAP Financial Measures 19

Non-GAAP Financial Measures 20

Non-GAAP Financial Measures 21